Exhibit 99.1

Battalion Announces Fourth Quarter 2019 Results and Provides 2020 Guidance

HOUSTON, March 25, 2020 (GLOBE NEWSWIRE) – Battalion Oil Corporation (NYSEA: BATL, "Battalion” or the "Company") today reported results of operations for the three months and full year ended December 31, 2019.

2019 and Fourth Quarter Highlights

•	Increased 2019 annual oil production by 6% over 2018 to 10,356 barrels of oil per day (“Bopd”); fourth quarter 2019 oil production of 11,489 Bopd
•	Decreased fourth quarter 2019 operating costs to $18.28 per barrel of oil equivalent (“Boe”) from $36.98 per Boe in same quarter prior year and $30.40 per Boe in third quarter 2019
•

Decreased fourth quarter 2019 adjusted G&A costs to $3.22 per Boe from $5.08 per Boe in same quarter prior year and $4.92 per Boe in third quarter 2019 (see Selected Operating Data table for additional information)

•	Decreased Net Debt to Adjusted EBITDA of 1.54x as of year end
•

Secured substantial, low-cost sour gas processing capacity at Valkyrie of 35,000 lb per day during last half of 2019 with limited capital investment; further expansion to 70,000 lb per day commenced in December 2019 and online in March 2020 providing several years of flow assurance

Management Comments on Results

Richard Little, Battalion's Chief Executive Officer commented, "There has been a tremendous amount of work by the team to essentially stand up a new company.  Since the restructuring, we’ve consolidated offices into one location, reduced G&A by over 40%, integrated a strong technical team, reduced well costs by over 30%, doubled H2S treating capacity, reduced LOE by nearly 30%, applied for and received an acid gas injection well permit and relisted on the NYSE-American under the name Battalion Oil.  I’m proud that everything we’ve done together over the last several months affords us security and confidence as we face uncertainty. From a position of strength, we’re focused on organic growth and can be opportunistic and evaluate M&A responsibly.  We’ve been through these cycles before and appreciate what it takes to survive in challenging times.”

Results of Operations

Battalion ended 2019 with 133 gross (102 net) horizontal wells producing in the Delaware Basin. Annual net production was 10,356 Bopd for 2019 compared to 9,748 Bopd for 2018. For the three months ended December 31, 2019, oil production averaged 11,489 Bopd as compared to 11,848 Bopd for the same quarter last year.  Production was comprised of 57% oil, 19% natural gas liquids (“NGLs”) and 24% natural gas during the fourth quarter 2019.

Battalion generated total revenues of $65.6 million for the fourth quarter of 2019.  The Company reported a net loss to common stockholders of $10.5 million or a net loss per basic and diluted share of $0.65 for the fourth quarter of 2019. After adjusting for certain items including the effect of unrealized derivative losses, restructuring and reorganization costs (see Selected Item Review and Reconciliation table for additional information), the Company reflected net income of $11.3 million or net income per basic and diluted share of $0.70 for the fourth quarter 2019. Adjusted EBITDA (see EBITDA Reconciliation table for additional information) totaled $32.6 million and $89.7 million for the fourth quarter of 2019 and full year, respectively.

Excluding the impact of hedges, Battalion realized 95% of the average NYMEX oil price during the fourth quarter of 2019.  Realized hedge gains totaled approximately $2.0 million during the fourth quarter 2019 and $13.0 million for the full year.

Total operating costs per unit were $18.28 per Boe for the fourth quarter of 2019, compared to $36.98 per Boe and $30.40 per Boe for the same quarter prior year and third quarter of 2019, respectively.  The decrease in per unit total operating costs was primarily driven by sour gas processing cost improvements following repairs, reductions of general and administrative costs and optimization of production operations.

Liquidity and Capital Spending

As of December 31, 2019, Battalion's liquidity was $99.4 million consisting of $5.7 million in cash on hand plus availability under its revolving credit facility less letters of credit outstanding.

During the fourth quarter of 2019, Battalion incurred capital expenditures of $36.3 million, including $24.0 million on drilling and completions (“D&C”) and $11.3 million on infrastructure. Annual capital expenditures for 2019 were $258.9 million, including $161.7 million on drilling and completions and $84.1 million on infrastructure compared to $585.3 million in 2018 and $438.3 million and $147.0 million from D&C and infrastructure, respectively.

As of March 25, 2020, Battalion had 7,000 Bopd of oil hedged for the remainder of 2020 at an average price of $56.26 per barrel.  For 2021, the Company has 4,750 Bbl/d of oil hedged at an average price of $53.42 per barrel.  For 2022, the Company has 4,000 Bbl/d of oil hedged at an average price of $52.38 per barrel. As of March 20, 2020, the mark-to-market value of derivative contracts was approximately $125 million.

Operations Update

In the second half of 2019, Battalion brought online six new wells with compelling performance, including IP-30s of over 1,780 Boepd on average. The Company operated one rig during the second half of 2019 concentrated in Monument Draw, while maintaining minimum drilling obligations in West Quito Draw.  D&C activity in the second half of the year resulted in substantial savings, including over 30% reduction in average well costs to under $900/ft.

In addition to the improvements made to D&C, Battalion conducted an overhaul of sour gas treating operations. Shortly after commissioning the Valkyrie sour gas treating plant, in the second quarter of 2019, consistent downtime led to a short-term drop in production from cycling wells. Following comprehensive modifications to the chemical treating process as well as reconstructing certain critical mechanical components of the facility, capacity doubled to 35,000 lb per day and was fully operational during the fourth quarter of 2019 providing more capacity than required for the Company’s year-end 2019 proved developed producing wells. As a result of these activities, unit processing costs were reduced by over 70%. In December 2019, the Company initiated construction of a third processing train, which was commissioned in March 2020, doubling capacity yet again. The Company’s expansion to 70,000 lb per day of sulfur processing capabilities secures substantial, low-cost capacity for H2S treating, supporting a one rig program for several years of future development.

Furthermore, Battalion received permits from the Texas Railroad Commission and the Texas Commission on Environmental Quality to construct and operate an acid gas injection (“AGI”) well by converting an existing producing gas well, providing an advantaged position over other producers in addressing a growing obstacle to horizontal development in the Delaware Basin.

Mr. Little continued, “Our team remained committed to diligent execution while simultaneously working to transform the entire company.  We have done a tremendous job driving down well costs and operating expenses and are now well positioned for organic growth when the market eventually turns around. I’m especially pleased with the result of our Valkyrie plant expansion.  This facility can now treat 100% of our produced gas for at least the next couple of years.  While other producers have been wary of the risks associated with sour gas production, this team has embraced the challenge and solved our capacity constraint issues. We’ve continued to be a leader in this area of the basin in dealing with sour gas production. Now that we have received our AGI permit, we have the platform in place for significant growth in the not-so-distant future.

Given the transformational change this company has experienced, I’m excited about the future. Holistically, it’s why we point out that “Battalion” isn’t just a change in name only, it’s the beginning of a new company and a new culture predicated on discipline, accountability, and high-end performance.”

2020 Guidance

Battalion had planned to spend between $123 and $138 million to keep one rig active throughout 2020 in order to spud approximately 10 wells and place online 12 to 14 wells. As a result of recent changes in market conditions and commodity prices, we are considering revisions to our 2020 capital budget which would lower anticipated capital expenditures to approximately $60 million to $76 million and include drilling four to six gross operated wells and putting online six to seven gross operated wells during the year. Since the acreage is substantially held by production, and the original capital program assumed most of the annual activity would be front-weighted to Q1 2020, Battalion has the latitude to consider releasing the rig beginning in June 2020.

	2019 Actuals		FY 2020 Guidance
	FY	Q4	Initial			Revised
Oil Production, MBopd	10.4	11.5	11.1	–	11.7	10.3	–	10.8
Total Production, MBoepd	18.0	20.3	18.5	–	19.5	17.5	–	18.5
Rig Count	4.0 → 1.0	1			1			0.4
Wells POL	17	3	12	–	14	6	–	7
Total D&C Capex, $MM	$162	$24	$105	–	$115	$45	–	$55
D&C Cost per Well, $/ft	$1,350	$855	$1,000	–	$1,250	$800	–	$1,100
LOE, $/Boe	$7.98	$6.86	$6.00	–	$7.50	$6.00	–	$7.50
Infrastructure Capex, $MM	$84	$11	$15	–	$20	$12	–	$18
H2S Capacity, MLbpd	35	35			70			70
G&A, $MM	$42	$5	$20	–	$25	$18	–	$22

Proved Reserve Update

Battalion's estimated proved reserves as of December 31, 2019 were approximately 62.1 MMBoe, comprised of 63% oil, 17% NGL and 20% natural gas, with a standardized measure of $408.9 million.  Battalion's estimated proved reserves at December 31, 2019 were prepared by Netherland Sewell & Associates, Inc. in accordance with Securities and Exchange Commission guidelines using an average WTI price of $55.85 per barrel for oil and an average Henry Hub spot price of $2.578 per MMBtu for natural gas.

Fresh Start Accounting

Battalion adopted fresh-start accounting as of October 1, 2019, to coincide with the timing of the Company’s normal fourth quarter reporting period.  The Company evaluated and concluded that events between October 1, 2019 and October 8, 2019, the effective date of its emergence from chapter 11 bankruptcy proceedings, were immaterial and the use of an accounting convenience date of October 1, 2019 was appropriate. The adoption of fresh-start accounting resulted in the Company becoming a new entity for financial reporting purposes.  Upon the adoption of fresh-start accounting, Battalion's assets and liabilities were recorded at their fair values as of the fresh-start reporting date, and as a result, the Company's consolidated financial statements subsequent to October 1, 2019 are not comparable to its financial statements prior to October 1, 2019.  Please review Battalion's Annual Report on Form 10-K for the year ended December 31, 2019 for further details regarding fresh-start accounting and the financial information presented at the end of this release.

Conference Call Information

Battalion Oil Corporation has scheduled a conference call for Thursday, March 26, 2020, at 11:00 a.m. EDT (10:00 a.m. CDT).  To participate in the conference call, dial (888) 254-3590 for domestic and international callers a few minutes before the call begins and reference Battalion Oil Corporation confirmation code 5152270.  The conference call recording will also be posted to Battalion’s website: www.battalionoil.com.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements. Forward-looking statements include, among others, statements about anticipated production, liquidity, capital spending, drilling and completion plans, and forward guidance. Forward-looking statements may often, but not always, be identified by the use of such words such as "expects", "believes", "intends", "anticipates", "plans", "estimates", “projects”, "potential", "possible", or "probable" or statements that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other filings submitted by the Company to the U.S. Securities and Exchange Commission (“SEC”), copies of which may be obtained from the SEC's website at www.sec.gov or through the Company's website at www.battalionoil.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company's expectations.

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact

John-Davis Rutkauskas

Director, Corporate Finance & IR

(832) 538-0551

BATTALION OIL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Successor	Predecessor
	Period from	Period from
	October 2, 2019	October 1, 2019	Three Months
	through	through	Ended
	December 31, 2019	October 1, 2019	December 31, 2018

Operating revenues:
Oil	$58,325	$—	$53,858
Natural gas	1,719	—	1,505
Natural gas liquids	5,071	—	4,514
Total oil, natural gas and natural gas liquids sales	65,115	—	59,877
Other	467	—	467
Total operating revenues	65,582	—	60,344

Operating expenses:
Production:
Lease operating	12,804	—	9,571
Workover and other	1,655	—	3,779
Taxes other than income	3,730	—	2,975
Gathering and other	10,812	—	29,308
Restructuring	1,175	—	—
General and administrative	5,111	—	12,860
Depletion, depreciation and accretion	19,996	—	25,130
(Gain) loss on sale of Water Assets	(506)	—	(119,003)
Total operating expenses	54,777	—	(35,380)
Income (loss) from operations	10,805	—	95,724
		—
Other income (expenses):		—
Net gain (loss) on derivative contracts	(16,692)	—	159,228
Interest expense and other	(1,275)	—	(12,493)
Reorganization items, net	(3,298)	(115,366)	—
Total other income (expenses)	(21,265)	(115,366)	146,735
Income (loss) before income taxes	(10,460)	(115,366)	242,459
Income tax benefit (provision)	—	—	(95,791)
Net income (loss)	$(10,460)	$(115,366)	$146,668

Net income (loss) per share of common stock:
Basic	$(0.65)	$(0.71)	$0.93
Diluted	$(0.65)	$(0.71)	$0.93
Weighted average common shares outstanding:
Basic	16,204	161,502	158,148
Diluted	16,204	161,502	158,359

BATTALION OIL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Successor	Predecessor
	Period from	Period from
	October 2, 2019	January 1, 2019
	through	through	Year Ended
	December 31, 2019	October 1, 2019	December 31, 2018

Operating revenues:
Oil	$58,325	$145,024	$199,601
Natural gas	1,719	107	6,791
Natural gas liquids	5,071	13,229	19,137
Total oil, natural gas and natural gas liquids sales	65,115	158,360	225,529
Other	467	743	1,080
Total operating revenues	65,582	159,103	226,609

Operating expenses:
Production:
Lease operating	12,804	39,617	25,075
Workover and other	1,655	5,580	8,574
Taxes other than income	3,730	9,213	12,787
Gathering and other	10,812	36,057	60,090
Restructuring	1,175	15,148	128
General and administrative	5,111	36,550	62,056
Depletion, depreciation and accretion	19,996	90,912	77,527
Full cost ceiling impairment	—	985,190	—
(Gain) loss on sale of oil and natural gas properties	—	—	7,235
(Gain) loss on sale of Water Assets	(506)	3,618	(119,003)
Total operating expenses	54,777	1,221,885	134,469
Income (loss) from operations	10,805	(1,062,782)	92,140

Other income (expenses):
Net gain (loss) on derivative contracts	(16,692)	(34,332)	92,625
Interest expense and other	(1,275)	(37,606)	(43,015)
Reorganization items, net	(3,298)	(117,124)	—
Total other income (expenses)	(21,265)	(189,062)	49,610
Income (loss) before income taxes	(10,460)	(1,251,844)	141,750
Income tax benefit (provision)	—	95,791	(95,791)
Net income (loss)	$(10,460)	$(1,156,053)	$45,959

Net income (loss) per share of common stock:
Basic	$(0.65)	$(7.27)	$0.29
Diluted	$(0.65)	$(7.27)	$0.29
Weighted average common shares outstanding:
Basic	16,204	158,925	157,011
Diluted	16,204	158,925	157,295

BATTALION OIL CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	Successor	Predecessor
	December 31, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$5,701	$46,866
Accounts receivable, net	48,504	35,718
Assets from derivative contracts	4,995	57,280
Restricted cash	4,574	—
Prepaids and other	7,379	4,788
Total current assets	71,153	144,652
Oil and natural gas properties (full cost method):
Evaluated	420,609	1,470,509
Unevaluated	105,009	971,918
Gross oil and natural gas properties	525,618	2,442,427
Less - accumulated depletion	(19,474)	(639,951)
Net oil and natural gas properties	506,144	1,802,476
Other operating property and equipment:
Other operating property and equipment	3,655	130,251
Less - accumulated depreciation	(378)	(8,388)
Net other operating property and equipment	3,277	121,863
Other noncurrent assets:
Assets from derivative contracts	224	12,437
Operating lease right of use assets	3,165	—
Funds in escrow and other	703	2,181
Total assets	$584,666	$2,083,609

Current liabilities:
Accounts payable and accrued liabilities	$97,333	$157,848
Liabilities from derivative contracts	8,069	3,768
Operating lease liabilities	923	—
Asset retirement obligations	109	126
Total current liabilities	106,434	161,742
Long-term debt, net	144,000	613,105
Other noncurrent liabilities:
Liabilities from derivative contracts	4,854	9,139
Asset retirement obligations	10,481	6,788
Operating lease liabilities	2,247	—
Deferred income taxes	—	95,791
Commitments and contingencies
Stockholders' equity:
Predecessor Common stock: 1,000,000,000 shares of $0.0001 par value	—	16
authorized;160,612,852 shares issued and outstanding	—	1,095,367
Predecessor Additional paid-in capital
Common stock: 100,000,000 shares of $0.0001 par value
authorized; 16,203,940 shares issued and outstanding	2	—
Successor Additional paid-in capital	327,108	—
Retained earnings (accumulated deficit)	(10,460)	101,661
Total stockholders' equity	316,650	1,197,044
Total liabilities and stockholders' equity	$584,666	$2,083,609

BATTALION OIL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Successor	Predecessor
	Period from	Period from
	October 2, 2019	October 1, 2019	Three Months
	through	through	Ended
	December 31, 2019	October 1, 2019	December 31, 2018
Cash flows from operating activities:
Net income (loss)	$(10,460)	$(115,366)	$146,668
Adjustments to reconcile net income (loss) to net cash provided by (used
in) operating activities:
Depletion, depreciation and accretion	19,996	—	25,130
(Gain) loss on sale of Water Assets	(506)	—	(119,003)
Deferred income tax provision (benefit)	—	—	95,791
Stock-based compensation, net	—	—	3,025
Unrealized loss (gain) on derivative contracts	18,681	—	(161,798)
Amortization and write-off of deferred loan costs	—	—	383
Amortization of discount and premium	—	—	53
Reorganization items, net	(3,615)	109,170	—
Other expense (income)	253	—	(2,922)
Cash flow from operations before changes in working capital	24,349	(6,196)	(12,673)
Changes in working capital	(10,695)	(302)	43,119
Net cash provided by (used in) operating activities	13,654	(6,498)	30,446

Cash flows from investing activities:
Oil and natural gas capital expenditures	(43,230)	—	(106,381)
Proceeds received from sales of oil and natural gas assets	—	—	2,169
Acquisition of oil and natural gas properties	—	—	(387)
Other operating property and equipment capital expenditures	—	—	(37,606)
Proceeds received from sale of other operating property and equipment	6	—	213,847
Funds held in escrow and other	434	—	—
Net cash provided by (used in) investing activities	(42,790)	—	71,642

Cash flows from financing activities:
Proceeds from borrowings	36,000	130,000	145,000
Repayments of borrowings	(22,000)	(258,234)	(200,000)
Cash payments to Common Holders, Noteholders and Preferred Holders	-	(4)	-
Debt issuance costs	(1,471)	(8,764)	(321)
Common stock issued	-	155,929	-
Equity issuance costs and other	(2,503)	(53)	(38)
Net cash provided by (used in) financing activities	10,026	18,874	(55,359)

Net increase (decrease) in cash, cash equivalents and restricted cash	(19,110)	12,376	46,729

Cash, cash equivalents and restricted cash at beginning of period	29,385	17,009	137
Cash, cash equivalents and restricted cash at end of period	$10,275	$29,385	$46,866

BATTALION OIL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Successor	Predecessor
	Period from	Period from
	October 2, 2019	January 1, 2019
	through	through	Year Ended
	December 31, 2019	October 1, 2019	December 31, 2018
Cash flows from operating activities:
Net income (loss)	$(10,460)	$(1,156,053)	$45,959
Adjustments to reconcile net income (loss) to net cash provided by (used
in) operating activities:
Depletion, depreciation and accretion	19,996	90,912	77,527
Full cost ceiling impairment	—	985,190	—
(Gain) loss on sale of oil and natural gas properties	—	—	7,235
(Gain) loss on sale of Water Assets	(506)	3,618	(119,003)
Deferred income tax provision (benefit)	—	(95,791)	95,791
Stock-based compensation, net	—	(8,035)	15,266
Unrealized loss (gain) on derivative contracts	18,681	45,834	(84,274)
Amortization and write-off of deferred loan costs	—	1,859	1,405
Amortization of discount and premium	—	134	288
Reorganization items, net	(3,615)	108,887	—
Other expense (income)	253	535	(1,608)
Cash flow from operations before changes in working capital	24,349	(22,910)	38,586
Changes in working capital	(10,695)	(16,821)	28,569
Net cash provided by (used in) operating activities	13,654	(39,731)	67,155

Cash flows from investing activities:
Oil and natural gas capital expenditures	(43,230)	(167,235)	(475,685)
Proceeds received from sales of oil and natural gas assets	—	1,247	3,816
Acquisition of oil and natural gas properties	—	(2,809)	(333,857)
Other operating property and equipment capital expenditures	—	(85,613)	(116,995)
Proceeds received from sale of other operating property and equipment	6	—	216,083
Funds held in escrow and other	434	(7)	153
Net cash provided by (used in) investing activities	(42,790)	(254,417)	(706,485)

Cash flows from financing activities:
Proceeds from borrowings	36,000	445,234	438,000
Repayments of borrowings	(22,000)	(315,234)	(232,000)
Cash payments to Common Holders, Noteholders and Preferred Holders	-	(4)	-
Debt issuance costs	(1,471)	(8,764)	(4,334)
Common stock issued	-	155,929	63,480
Equity issuance costs and other	(2,503)	(494)	(3,021)
Net cash provided by (used in) financing activities	10,026	276,667	262,125

Net increase (decrease) in cash, cash equivalents and restricted cash	(19,110)	(17,481)	(377,205)

Cash, cash equivalents and restricted cash at beginning of period	29,385	46,866	424,071
Cash, cash equivalents and restricted cash at end of period	$10,275	$29,385	$46,866

BATTALION OIL CORPORATION

SELECTED OPERATING DATA (Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2019 (6)	2018	2019 (6)	2018

Production volumes:
Crude oil (MBbls)	1,057	1,090	3,780	3,558
Natural gas (MMcf)	2,755	1,598	9,136	4,607
Natural gas liquids (MBbls)	351	226	1,262	749
Total (MBoe)	1,867	1,582	6,565	5,075
Average daily production (Boe/d)	20,293	17,196	17,986	13,904

Average prices:
Crude oil (per Bbl)	$55.18	$49.41	$53.80	$56.10
Natural gas (per Mcf)	0.62	0.94	0.20	1.47
Natural gas liquids (per Bbl)	14.45	19.97	14.50	25.55
Total per Boe	34.88	37.85	34.04	44.44

Cash effect of derivative contracts:
Crude oil (per Bbl)	$(1.03)	$(7.28)	$(0.96)	$0.72
Natural gas (per Mcf)	0.19	0.96	0.71	0.43
Natural gas liquids (per Bbl)	7.31	16.99	8.80	5.13
Total per Boe	1.06	(1.62)	2.13	1.65

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$54.15	$42.13	$52.84	$56.82
Natural gas (per Mcf)	0.81	1.90	0.91	1.90
Natural gas liquids (per Bbl)	21.76	36.96	23.30	30.68
Total per Boe	35.94	36.23	36.17	46.09

Average cost per Boe:
Production:
Lease operating	$6.86	$6.05	$7.98	$4.94
Workover and other	0.89	2.39	1.10	1.69
Taxes other than income	2.00	1.88	1.97	2.52
Gathering and other, as adjusted (1)	5.80	18.33	6.88	11.63
Restructuring	0.63	-	2.49	0.03
General and administrative, as adjusted (1)	3.22	5.08	4.70	7.57

(1) Represents gathering and other and general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$2.74	$8.13	$6.35	$12.23
Stock-based compensation:
Non-cash	—	(1.91)	1.22	(3.01)
Transaction costs, key employee retention agreements and other:
Cash	0.48	(1.14)	(2.87)	(1.65)
General and administrative, as adjusted(2)	$3.22	$5.08	$4.70	$7.57

Gathering and other, as reported	$5.79	$18.53	$7.14	$11.84
Rig stacking charges and other(3)	0.01	(0.20)	(0.26)	(0.21)
Gathering and other, as adjusted(4)	$5.80	$18.33	$6.88	$11.63

Total operating costs, as reported	$18.28	$36.98	$24.54	$33.22
Total adjusting items	0.49	(3.25)	(1.91)	(4.87)
Total operating costs, as adjusted(5)	$18.77	$33.73	$22.63	$28.35

(2)

General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash stock-based compensation charges relating to equity awards under our incentive stock plans, as well as other cash charges associated with certain transactions. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.

(3)	Amounts for periods prior to 2019 have been revised to conform to the current presentation by eliminating adjustments for gas treating fees.
(4)

Gathering and other, as adjusted, is a non-GAAP measure that excludes rig stacking charges and other costs.  The Company believes that it is useful to understand the effects that these charges have on gathering and other expense and total operating costs and that exclusion of such charges is useful for comparative purposes.

(5)

Represents lease operating, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in the reconciliation above.

(6)

For illustrative purposes, the Company has combined the Successor and Predecessor results to derive combined results for the three months and the year ended December 31, 2019. The combination was generated by addition of comparable financial statement line items. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh-start reporting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor are not comparable to those of the Predecessor. The financial information preceding the table above provides the Successor and the Predecessor GAAP results for the applicable periods.  The Company believes that subject to consideration of the impact of fresh-start reporting, combining the results of the Predecessor and Successor provide meaningful information about, for instance, production, revenues and costs, that assist a reader in understanding the Company’s financial results for the applicable periods.

BATTALION OIL CORPORATION

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Successor	Predecessor
	Period from	Period from
	October 2, 2019	October 1, 2019	Three Months
	through	through	Ended
	December 31, 2019	October 1, 2019	December 31, 2018
As Reported:
Net income (loss), as reported	$(10,460)	$(115,366)	$146,668

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$16,751	$—	$(139,089)
Natural gas	(1,332)	—	(2,276)
Natural gas liquids	3,262	—	(20,433)
Total mark-to-market non-cash charge	18,681	—	(161,798)
(Gain) loss on sale of Water Assets	(506)	—	(119,003)
Reorganization items, net	3,298	115,366	—
Restructuring	1,175	—	—
Prepetition reorganization costs and other non-recurring	(901)	—	1,827
Selected items, before income taxes	21,747	115,366	(278,974)
Income tax effect of selected items(1)	—	—	102,519
Selected items, net of tax	$21,747	$115,366	$(176,455)

As Adjusted:
Net income (loss), excluding selected items (2)(3)	$11,287	$—	$(29,787)

Basic net income (loss) per common share, as reported	$(0.65)	$(0.71)	$0.93
Impact of selected items	1.35	0.71	(1.12)
Basic net income (loss) per common share, excluding selected items (2)(3)	$0.70	$—	$(0.19)

Diluted net income (loss) per common share, as reported	$(0.65)	$(0.71)	$0.93
Impact of selected items	1.35	0.71	(1.12)
Diluted net income (loss) per common share, excluding selected items (2)(3)(4)	$0.70	$—	$(0.19)

Net cash provided by (used in) operating activities	$13,654	$(6,498)	$30,446
Changes in working capital, net of acquisitions	10,695	302	(43,119)
Cash flow from operations before changes in working capital	24,349	(6,196)	(12,673)
Cash components of selected items	6,929	5,321	5,094
Income tax effect of selected items (1)	—	—	(1,070)
Cash flows from operations before changes in working capital, adjusted for selected items (2)(3)	$31,278	$(875)	$(8,649)

(1)

For the three months ended December 31, 2018 (Predecessor), this represents the tax impact using an estimated tax rate of 21.0% and includes a $43.9 million adjustment for the net change in valuation allowance and deferred tax asset.

(2)

Net income (loss) and earnings per share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management's belief that they will enable a user of the financial information to understand the impact of these items on reported results.  These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flows from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance. Net income (loss) and earnings per share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures. Amounts for periods prior to 2019 have been revised to conform to the current presentation by eliminating adjustments for gas treating fees. Management believes that conforming the presentation of this information facilitates comparisons across periods.

(3)

For the period from October 2, 2019 through December 31, 2019 (Successor) and for the three months ended December 31, 2018 (Predecessor), net income (loss) and earnings per share excluding selected items and cash flows from operations before changes in working capital include approximately $0.9 million and $4.4 million, respectively, of proceeds from hedge monetizations that occurred during the periods.

(4)

The impact of selected items for the period from October 2, 2019 through December 31, 2019 (Successor), October 1, 2019 through October 1, 2019 (Predecessor) and for the three months ended December 31, 2018 (Predecessor) were calculated based upon weighted average diluted shares of 16.2 million, 161.5 million and 158.1 million, respectively, due to the net income (loss) available to common stockholders, excluding selected items.

BATTALION OIL CORPORATION

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Successor	Predecessor
	Period from	Period from
	October 2, 2019	January 1, 2019
	through	through	Year Ended
	December 31, 2019	October 1, 2019	December 31, 2018
As Reported:
Net income (loss), as reported	$(10,460)	$(1,156,053)	$45,959

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$16,751	$35,967	$(71,953)
Natural gas	(1,332)	3,753	(2,945)
Natural gas liquids	3,262	6,114	(9,376)
Total mark-to-market non-cash charge	18,681	45,834	(84,274)
Full cost ceiling impairment	—	985,190	—
(Gain) loss on sale of oil and natural gas properties	—	—	7,235
(Gain) loss on sale of Water Assets	(506)	3,618	(119,003)
Other operating property and equipment impairment	—	—	—
Loss (gain) on extinguishment of debt	—	—	—
Reorganization items, net	3,298	117,124	—
Restructuring	1,175	15,148	128
Prepetition reorganization costs and other non-recurring	(901)	22,601	10,200
Selected items, before income taxes	21,747	1,189,515	(185,714)
Income tax effect of selected items(1)	—	(53,660)	104,471
Selected items, net of tax	$21,747	$1,135,855	$(81,243)

As Adjusted:
Net income (loss), excluding selected items (2)(3)	$11,287	$(20,198)	$(35,284)

Basic net income (loss) per common share, as reported	$(0.65)	$(7.27)	$0.29
Impact of selected items	1.35	7.14	(0.51)
Basic net income (loss) per common share, excluding selected items (2)(3)	$0.70	$(0.13)	$(0.22)

Diluted net income (loss) per common share, as reported	$(0.65)	$(7.27)	$0.29
Impact of selected items	1.35	7.14	(0.51)
Diluted net income (loss) per common share, excluding selected items (2)(3)(4)	$0.70	$(0.13)	$(0.22)

Net cash provided by (used in) operating activities	$13,654	$(39,731)	$67,155
Changes in working capital, net of acquisitions	10,695	16,821	(28,569)
Cash flow from operations before changes in working capital	24,349	(22,910)	38,586
Cash components of selected items	6,929	44,851	10,451
Income tax effect of selected items (1)	—	(9,419)	(2,195)
Cash flows from operations before changes in working capital, adjusted for selected items (2)(3)	$31,278	$12,522	$46,842

(1)

For the period from January 1, 2019 through October 1, 2019 (Predecessor), this represents the tax impact using an estimated tax rate of 21.0% and includes a $196.1 million adjustment for the net change in valuation allowance and deferred tax asset. For the year ended December 31, 2018 (Predecessor), this represents the tax impact using an estimated tax rate of 21.0% and includes a $65.5 million adjustment for the net change in valuation allowance and deferred tax asset.

(2)

Net income (loss) and earnings per share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management's belief that they will enable a user of the financial information to understand the impact of these items on reported results.  These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flows from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance. Net income (loss) and earnings per share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures. Amounts for periods prior to 2019 have been revised to conform to the current presentation by eliminating adjustments for gas treating fees. Management believes that conforming the presentation of this information facilitates comparisons across periods.

(3)

For the period from October 2, 2019 through December 31, 2019 (Successor), January 1, 2019 through October 1, 2019 (Predecessor) and for the year ended December 31, 2018 (Predecessor), net income (loss) and earnings per share excluding selected items and cash flows from operations before changes in working capital include approximately $0.9 million, $8.7 million and $35.2 million, respectively, of proceeds from hedge monetizations that occurred during the periods.

(4)

The impact of selected items for the period from October 2, 2019 through December 31, 2019 (Successor), January 1, 2019 through October 1, 2019 (Predecessor) and for the year ended December 31, 2018 (Predecessor) were calculated based upon weighted average diluted shares of 16.2 million, 158.9 million and 157.0 million, respectively, due to the net income (loss) available to common stockholders, excluding selected items.

BATTALION OIL CORPORATION

EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2019 (3)	2018	2019 (3)	2018

Net income (loss), as reported	$(125,826)	$146,668	$(1,166,513)	$45,959
Impact of adjusting items:
Interest expense	1,430	12,610	37,695	45,205
Depletion, depreciation and accretion	19,996	25,130	110,908	77,527
Full cost ceiling impairment	—	—	985,190	—
Income tax provision (benefit)	—	95,791	(95,791)	95,791
Stock-based compensation	—	3,025	(8,035)	15,266
Interest income	(128)	(117)	(219)	(2,031)
(Gain) loss on sale of other assets	(6)	290	412	(941)
Restructuring	1,175	—	16,323	128
Reorganization items, net	118,664	—	120,422	—
(Gain) loss on sale of oil and natural gas properties	—	—	—	7,235
(Gain) loss on sale of Water Assets	(506)	(119,003)	3,112	(119,003)
Unrealized loss (gain) on derivatives contracts	18,681	(161,798)	64,515	(84,274)
Prepetition reorganization costs and other non-recurring	(901)	1,827	21,700	10,200
Adjusted EBITDA(1)(2)	$32,579	$4,423	$89,719	$91,062

(1)

Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance. Amounts for periods prior to 2019 have been revised to conform to the current presentation by eliminating adjustments for gas treating fees. Management believes that conforming the presentation of this information facilitates comparisons across periods.

(2)

Adjusted EBITDA for the three months ended December 31, 2019 and 2018 include approximately $0.9 million and $4.4 million, respectively, of proceeds from hedge monetizations that occurred during the period.    Adjusted EBITDA for the years ended December 31, 2019 and 2018 include approximately $8.7 million and $35.2 million, respectively, of proceeds from hedge monetizations that occurred during the year.

(3)

For illustrative purposes, the Company has combined the Successor and Predecessor results to derive combined results for the three months and the year ended December 31, 2019. The combination was generated by addition of comparable financial statement line items. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh-start reporting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor are not be comparable to those of the Predecessor. The financial information preceding the table above provides the Successor and the Predecessor GAAP results for the applicable periods. The Company believes that subject to consideration of the impact of fresh-start reporting, combining the results of the Predecessor and Successor provide meaningful information about, for instance, production, revenues and costs, that assist a reader in understanding the Company’s financial results for the applicable periods.